UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 19, 2015

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL 33160

(Address of Principal Executive Offices) (Zip Code)

(305) 507-8808

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On June 19, 2015, Net Element, Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market notifying the Company that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on The NASDAQ Capital Market pursuant to NASDAQ Listing Rule 5550(a)(2) (the “Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until December 16, 2015, to regain compliance with the Rule.

The Staff letter has no effect on the listing of the Company’s common stock at this time. The Staff advised the Company that, if at any time before December 16, 2015 the bid price for the Company’s common stock closes at $1.00 or more for a minimum of 10 consecutive business days as required under Listing Rule 5810(c)(3)(A), the Staff will provide written notification to the Company that it complies with the Rule.

If the Company does not regain compliance with the Rule by December 16, 2015, the Company may be eligible for an additional 180 calendar day compliance period, provided that it meets the continued listing requirement for the market value of publicly held shares and all other initial listing standards, with the exception of the bid price requirement, and notifies the Staff of its intention to cure the deficiency during the additional compliance period.

The Company will consider various options available to it if its common stock does not trade at a level to regain compliance. These options include effecting a reverse stock split.

If the Company does not regain compliance with the Rule by December 16, 2015 and is not eligible for an additional compliance period at that time, the Staff will provide written notification to the Company that its common stock may be delisted. At that time, the Company may appeal the Staff’s delisting determination to a NASDAQ Listing Qualifications Panel (“Panel”). If the Company timely appeals, it would remain listed pending the Panel’s decision. There can be no assurance that, if the Company does appeal the delisting determination by the Staff to the Panel, that such appeal would be successful.

The Company intends to continue monitoring the bid price for its common stock and will consider various options available to it if its common stock does not trade at a level to regain compliance. These options include effecting a reverse stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2015	NET ELEMENT, INC.

	By:	/s/ Jonathan New
	Name: Title:	Jonathan New Chief Financial Officer